Exhibit 5.1

[Jones Day Letterhead]

September 10, 2020

Rayonier Inc.

Rayonier, L.P.

Rayonier TRS Holdings Inc.

c/o Rayonier Inc.

1 Rayonier Way

Wildlight, Florida 32097

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Rayonier Inc., a North Carolina corporation (“Parent”), Rayonier, L.P., a Delaware Limited Partnership (“Operating Partnership”), Rayonier TRS Holdings Inc., a Delaware corporation (“TRS Holdings” and, together with Operating Partnership, the “Companies,” and each, a “Company”), and Rayonier Operating Company LLC, a Delaware limited liability company (“ROC”), in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, of an indeterminate amount of: (i) common shares, no par value, of Parent (the “Common Shares”); (ii) preferred shares of Parent (the “Preferred Shares”), in one or more series, certain of which may be convertible into or exchangeable for Common Shares; (iii) debt securities of the Companies or Parent (the “Debt Securities”), in one or more series, certain of which may be convertible into other securities of Parent and/or exchangeable for other securities of Parent or any other person; (iv) warrants to purchase Common Shares or Preferred Shares of Parent or Debt Securities of the Companies or Parent (the “Warrants”); (v) rights to purchase Common Shares, Preferred Shares or Debt Securities of Parent (the “Subscription Rights”); (vi) contracts to purchase Common Shares or Preferred Shares (the “Stock Purchase Contracts”); and (vii) units consisting of Stock Purchase Contracts and either Debt Securities of Parent or U.S. treasury securities (the “Stock Purchase Units”), in each case, as contemplated by the Registration Statement on Form S-3 to which this opinion is an exhibit (the “Registration Statement”). Each Company’s respective obligations under the Debt Securities may be guaranteed (the “Co-Issuer Debt Guarantees”) by Parent, the other Company or ROC. Parent’s obligations under the Debt Securities may be guaranteed (the “Parent Debt Guarantees”) by the Companies or ROC. In their capacities as guarantors, the Companies and ROC are collectively referred to herein as the “Subsidiary Guarantors,” and the Subsidiary Guarantors and Parent are collectively referred to herein as the “Guarantors.” The Co-Issuer Debt Guarantees and the Parent Debt Guarantees are collectively referred to herein as the “Guarantees.” The Common Shares, the Preferred Shares, the Debt Securities, the Warrants, the Subscription Rights, the Stock Purchase Contracts, the Stock Purchase Units and the Guarantees are collectively referred to herein as the “Securities.” The Securities are to be issued from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.

The Debt Securities, when executed by each Company or Parent, as applicable, and authenticated by the trustee in accordance with the Indenture (as defined below), issued and sold in accordance with the Registration Statement and delivered to the purchaser or purchasers thereof against receipt by the Companies or Parent, as applicable, of such lawful consideration therefor as the Board of Directors (or an authorized committee thereof) or other governing body of each Company or Parent, as applicable, may determine, will constitute valid and binding obligations of each Company or Parent, as applicable.

2.

Upon the execution, authentication, issuance, sale and delivery of the Debt Securities of the Companies as described above, the Co-Issuer Debt Guarantee of Parent and each Subsidiary Guarantor thereof, as applicable, will constitute valid and binding obligations of Parent and each such Subsidiary Guarantor, as applicable.

Rayonier Inc.

Rayonier, L.P.

Rayonier TRS Holdings Inc.

September 10, 2020

3.

Upon the execution, authentication, issuance, sale and delivery of the Debt Securities of Parent as described above, the Parent Debt Guarantee of each Subsidiary Guarantor thereof, as applicable, will constitute valid and binding obligations of each such Subsidiary Guarantor, as applicable.

4.

The Warrants, upon receipt by Parent or a Company, as applicable, of such lawful consideration therefor as the Board of Directors (or an authorized committee thereof) or other governing body of Parent or such Company, as applicable, may determine, will constitute valid and binding obligations of Parent or such Company, as applicable.

5.

The Subscription Rights, upon receipt by Parent of such lawful consideration therefor as Parent’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of Parent.

6.

The Stock Purchase Contracts, upon receipt by Parent of such lawful consideration therefor as Parent’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of Parent.

7.

The Stock Purchase Units, upon receipt by Parent of such lawful consideration therefor as Parent’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of Parent.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Board of Directors (or an authorized committee thereof) or other governing body of each Company, Parent and ROC, as applicable, and applicable law; (iv) the Companies, Parent or ROC, as applicable, will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities issuable upon conversion, exchange or exercise of any other Security will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities; (v) the resolutions authorizing the Companies, Parent or ROC, as applicable, to issue, offer and sell the Securities will have been adopted by the Board of Directors (or an authorized committee thereof) or other governing body of each Company, Parent and ROC, as applicable, and will be in full force and effect at all times at which the Securities are offered or sold by the Companies, Parent and the Guarantors, as applicable; (vi) all Securities will be issued in compliance with applicable federal and state securities laws; and (vii) any Indenture, Warrant Agreement, Stock Purchase Contract Agreement or Stock Purchase Unit Agreement (each as defined below) will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Companies, Parent and ROC.

With respect to any Securities consisting of any series of Debt Securities and the Guarantees, we have further assumed that: (i) such Debt Securities and Guarantees will have been issued pursuant to an indenture that has been executed and delivered by the Companies, Parent and ROC, as applicable, and the applicable trustee in a form approved by us (the “Indenture”), and the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended; (ii) all terms of such Debt Securities or Guarantees not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, duly executed and delivered by the Companies, Parent and ROC, as applicable, and the trustee; and (iii) the Debt Securities will be executed, authenticated, issued and delivered, and the Guarantees will be issued and delivered, in accordance with the provisions of the Indenture.

With respect to any Securities consisting of Warrants, we have further assumed that: (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Companies or Parent and an entity selected by the Companies or Parent to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Companies or Parent and the Warrant Agent; and (ii) the Warrants will be authorized, executed and delivered by the Companies or Parent and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

Rayonier Inc.

Rayonier, L.P.

Rayonier TRS Holdings Inc.

September 10, 2020

With respect to any Securities consisting of Subscription Rights, we have further assumed that: (i) the purchase rights agreement, approved by us, relating to the Subscription Rights (the “Subscription Rights Agreement”) to be entered into between Parent and an entity selected by Parent to act as the subscription rights agent (the “Subscription Rights Agent”) will have been authorized, executed and delivered by Parent and the Subscription Rights Agent; and (ii) the Subscription Rights will be authorized, executed and delivered by Parent and the Subscription Rights Agent in accordance with the provisions of the Subscription Rights Agreement.

With respect to any Securities consisting of Stock Purchase Contracts, we have further assumed that: (i) the stock purchase contract agreement, approved by us, relating to the Stock Purchase Contracts (the “Stock Purchase Contract Agreement”) to be entered into between Parent and an entity selected by Parent to act as the stock purchase contract agent (the “Stock Purchase Contract Agent”) will have been authorized, executed and delivered by Parent and the Stock Purchase Contract Agent; and (ii) the Stock Purchase Contracts will be authorized, executed and delivered by Parent and the Stock Purchase Contract Agent in accordance with the provisions of the Stock Purchase Contract Agreement.

With respect to any Securities consisting of Stock Purchase Units, we have further assumed that each component of such Stock Purchase Unit will be authorized, validly issued and fully paid (to the extent applicable) as contemplated by the Registration Statement and the applicable unit agreement (the “Stock Purchase Unit Agreement”), if any.

For the purposes of our opinions set forth above, we have further assumed that (i) Parent is a corporation existing and in good standing under the laws of the State of North Carolina; (ii) the Indenture, the Warrant Agreement, the Subscription Rights Agreement, the Stock Purchase Contract Agreement, the Stock Purchase Unit Agreement and the applicable Guarantee of Parent (a) will have been authorized by all necessary corporate power of Parent, and (b) will have been executed and delivered by Parent under the laws of the State of North Carolina; and (iii) the execution, delivery, performance and compliance with the terms and provisions of the Indenture, the Warrant Agreement, the Subscription Rights Agreement, the Stock Purchase Contract Agreement, the Stock Purchase Unit Agreement and the applicable Guarantee of Parent does not and will not violate or conflict with the laws of the State of North Carolina, the provisions of its articles of incorporation or bylaws or any rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to Parent or its properties.

The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or equity.

For purposes of our opinions insofar as they relate to the Guarantors, we have assumed that the obligations of each Guarantor under the Guarantees are, and would be deemed by a court of competent jurisdiction to be, in furtherance of its corporate or other entity purposes, or necessary or convenient to the conduct, promotion or attainment of the business of the respective Guarantor and will benefit the respective Guarantor, directly or indirectly.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Companies, Parent, ROC and others. The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

Rayonier Inc.

Rayonier, L.P.

Rayonier TRS Holdings Inc.

September 10, 2020

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day